      As filed with the Securities and Exchange Commission on May 22, 2000
                                                      Registration No. *________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           HEALTHCARE.COM CORPORATION
             (Exact name of registrant as specified in its charter)

                     Georgia                                 58-2112366
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

  1850 Parkway Place, Suite 1100, Marietta, GA                 30067
    (Address of principal executive offices)                 (Zip Code)

                           HEALTHCARE.COM CORPORATION
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                              Joseph A. Blankenship
                Senior Vice President and Chief Financial Officer
                           Healthcare.com Corporation
                         1850 Parkway Place, Suite 1100
                             Marietta, Georgia 30067
                     (Name and address of agent for service)

                                 (770) 423-8450
          (Telephone number, including area code, of agent for service)

         The Commission is requested to mail signed copies of all orders, notices and communications to:

                            Patricia A. Wilson, Esq.
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3242

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                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum         Proposed maximum          Amount of
   Title of securities         Amount to be           offering price              aggregate           registration
     to be registered         registered (1)           per share (2)         offering price (2)            fee
------------------------------------------------------------------------------------------------------------------

 Common Stock, $.01 par
 value per share,             250,000 shares               $3.25                   $812,500               $214.50
 together with
 associated preferred
 stock purchase rights
------------------------------------------------------------------------------------------------------------------
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(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate amount of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Healthcare.com Corporation Non-Employee Director Stock
         Option Plan.
(2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. This fee is calculated on the basis of the average of the high and low prices of the Common Stock on May 17, 2000 as reported on the Nasdaq
         National Market.
================================================================================
* As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-08283 on Form S-8.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register 250,000 additional shares of the common stock, par value $.01 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Healthcare.com Corporation (the "Company") that have been reserved for issuance under the Healthcare.com Corporation Non-Employee Director Stock Option Plan (the "Plan"). The Company has previously registered a total of 250,000 shares of the Common Stock reserved under the Plan on a Registration Statement on Form S-8 (Registration No. 333-08283, filed on July 17, 1996) (the "Prior Registration Statement"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.


Item 8.           Exhibits.

         The following exhibits are filed as part of this Registration
Statement:

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

         Exhibit
         Number       Description
         -------      -----------

         5            Opinion of Troutman Sanders LLP.

         23.1 Consent of Troutman Sanders LLP (contained in opinion filed as Exhibit 5).

         23.2         Consent of KPMG LLP.

         24           Powers of Attorney (contained on page II-3 hereof).

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on May 18, 2000.

                          HEALTHCARE.COM CORPORATION
                          (Registrant)


                          By:    /s/ Joseph A. Blankenship
                                 -----------------------------------------------

                          Name:  Joseph A. Blankenship
                          Title: Senior Vice President, Chief Financial Officer,
                                 Secretary and Treasurer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert I. Murrie and Joseph A. Blankenship, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them acting individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below and as of the date above indicated.


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

SIGNATURE                                 TITLE
---------                                 -----

/s/ Parker H. Petit                       Chairman of the Board of Directors
-----------------------------------
Parker H. Petit


/s/ Robert I. Murrie                      Director, President and Chief Executive Officer
-----------------------------------
Robert I. Murrie                          (Principal Executive Officer)

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

SIGNATURE                                 TITLE
---------                                 -----



/s/ Joseph A. Blankenship                 Senior Vice President - Finance, Chief Financial
-----------------------------------       Officer, Treasurer and Secretary
Joseph A. Blankenship


 /s/ Lisa Maguire                         Vice President - Controller, Chief Accounting Officer,
-----------------------------------       Assistant Treasurer and Assistant Secretary
Lisa Maguire


/s/ Joseph G. Bleser                      Director
-----------------------------------
Joseph G. Bleser


/s/ J. Terry Dewberry                     Director
-----------------------------------
J. Terry Dewberry


/s/ William J. Gresham, Jr.               Director
-----------------------------------
William J. Gresham, Jr.


/s/ Charles R. Hatcher, Jr.               Director
-----------------------------------
Charles R. Hatcher, Jr.


/s/ John W. Lawless                       Director
-----------------------------------
John W. Lawless


/s/ Carl E. Sanders                       Director
-----------------------------------
Carl E. Sanders


                                          Director
-----------------------------------
Donald W. Weber


/s/ Mark D. Shary                         Director
-----------------------------------
Mark D. Shary

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


                                  EXHIBIT INDEX

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

         Exhibit
         Number       Description
         -------      -----------

         5            Opinion of Troutman Sanders LLP.

         23.1 Consent of Troutman Sanders LLP (contained in opinion filed as Exhibit 5).

         23.2         Consent of KPMG LLP.

         24           Powers of Attorney (contained on page II-3 hereof).

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